Exhibit 10.2

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

March 4, 2013

Delivered by Electronic Mail

Dear Mr Ian Leopold:

The following letter of Agreement will outline the exclusive consulting and promotional activation agreement between American Intramural Sports Group LLC (“AISG”) and MOKO.mobi Limited (“Moko”).

It is understood that the intention of Moko is to develop a proprietary digital tool targeted at the collegiate intramural sports market. The primary platform and distribution for the tool will be mobile phones. It is expected that the tool will have a variety of features including the ability to check schedules, standings, scores, individual performances and other content related to collegiate intramural sports.

Certain affiliates of AISG, under the licensed name “American Collegiate Intramural Sports” (“ACIS”), have developed an expertise in the area of collegiate recreational sports & fitness programs. This expertise includes a network of collegiate institutions that AISG and its affiliates has contractual business relationships with in which they develop and implement sponsored promotional activities. These schools for the purpose of this agreement will be referred to as ACIS schools.

1. Term – The parties agree to a term of three (3) years that will run from March 15 2013 - March 14, 2016, unless the agreement is terminated for non-performance or other circumstances as outlined below.

2. Renewals – The agreement between AISG and Moko will automatically renew for one (1) year after the conclusion of the the term and each renewal term if neither party decides to terminate. If either party wishes to terminate the existing agreement the parties must communicate such action in writing to the other party not less than sixty (60) days in advance of the expiration of the then-current term. During the thirty (30) day period following such non-renewal notice, the parties shall attempt to negotiate an extension of the agreement.

3. Exclusivity – It is understood that the exclusivity as it relates to the development and implementation of the mobile platform, to be referred to by Moko internally as the Mobile Intramural Sports Network (MISN), is limited to a mobile and social networking tool that will also include schedules, scores, statistics, venues, standings, and other social content that is created from such leagues and activities for the intramural collegiate space, together with student’s own content, chats and photos/video that may be uploaded to the MISN service. Exclusivity does not prevent AISG or its affiliates from engaging in any other activities, including e-commerce, which may include a mobile e-commerce platform.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

4. AISG Deliverables

The three main elements of the consulting and promotional implementation agreement that AISG will provide to Moko are as follows:

—	Tool Development - AISG will consult and assist the Moko development team with the development of the MISN.
—	Institutions - AISG will provide introductions and assist in building direct relationships with ACIS schools. This includes assisting Moko in the negotiation and development of licensing agreements between Moko and the ACIS schools. Moko will conduct all activities with ACIS schools in a professional manner.
—	Promotion - AISG will provide Moko with a specific promotional strategy and elements that will promote the MISN. AISG will use commercially reasonable efforts to support the product with the ACIS schools and through the assets that are owned, operated or implemented by AISG. AISG will also provide an estimate of any hard costs related to the suggested promotional programs.

5. Scope of Work (SOW) – AISG and Moko have developed a mutually agreeable SOW that is attached as an addendum to this letter. The parties will follow the SOW and from time to time revise, condense or expand the document when necessary. Any such changes will be done by mutual agreement and such communication will be formalized in writing.

6. Third Party – AISG has agreed that David Oestreicher (“Oestreicher”) has been approved to serve in the role as the day-to-day contact between AISG and Moko. In this regard Oestreicher will have reasonable access to AISG staff and materials, as well as assistance from the AISG President in order to implement the SOW. Oestreicher will report to the Moko and AISG management teams. Moko will be responsible for compensating Oestreicher and will contract with him directly, however remuneration payable to Oestreicher up to $ [**]   per month will be considered an advance on the revenue share payment as outlined under point fourteen (14) “Compensation”. Oestreicher may also receive compensation from AISG and in such event will contract with AISG separately. If for any reason Oestreicher is not retained or decides to end the consulting agreement, AISG will work with Moko, if requested, to replace Oestreicher with someone of equal ability to serve in a similar role. If Oestreicher is terminated by Moko and not replaced by an individual acceptable to AISG, this will be considered cause to terminate the agreement for non-performance. However if Oestreicher decides to end the consulting agreement of his own accord, Moko may continue to work without the need of any external consultant if agreed to by AISG, and will not be considered a breach of the agreement or considered non-performance.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

7. Moko Deliverables

Moko will make a significant financial investment in the development of the technology as well as the implementation. In this regard Moko is responsible for all aspects of the following elements.

—	Tool Development - The creation and build out of the MISN.
—	Sales - The development and implementation of the mobile advertising sales and sponsorship packages and the teams that will sell the advertising. This includes the creation of pricing for all such programs.
—	Licensing Agreements – Moko, with assistance from AISG, will be responsible for developing the licensing agreements that will be used between Moko and the ACIS schools.

8. Ownership – It is understood that the proprietary software and mobile platform that is developed by Moko is the property of Moko.

9. Confidentiality – The parties agree not to discuss any of the specific financial or commercial arrangements, including any shared information as it relates to the development or implementation of any program or other terms of this agreement to third parties, other than Oestreicher and the parties’ respective financial advisors, investors, bankers, advisory board members, without specific written permission by both parties, except other than where required by the ASX and the listing rules regarding disclosure to the shareholders by way of ASX announcements. In this case we will seek legal advice to draft and disclose only those details as required by the ASX listing rules.

10. Advertising Restrictions – AISG will advise Moko on potential restrictions of which AISG is aware that exist with individual schools and the history of such restrictions.

11. Sponsorship – Moko will provide a schedule of advertising offers and adverts to be submitted for AISG review, however so long as it doesn’t contravene established guidelines and standards, AISG has the right to veto an advertiser, but will not unreasonably withhold its approval. Parties will develop a turnkey approach to address this so the selling process flows with minimal interruption. Moko acknowledges certain major deals might have exclusivity or the schools themselves will not allow advertising in certain categories. Clients of AISG and its affiliates cannot be solicited by Moko, its affiliates or its third party sales representatives/agencies without written permission from AISG.

12. Sponsorship Programs – Moko will work with AISG and its affiliates on national advertising programs that involve the bundling of benefits, which include sponsorship elements from the traditional business of AISG’s affiliates. Moko will assist AISG and its affiliates in the development, pricing and inclusion of mobile digital advertising. AISG will receive [**] of all gross revenue sourced via sales efforts of AISG and its affiliates, including Sponsorship Programs.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

13. Promotional Programs –Moko will be responsible for hard costs related to promotional programs that they may choose to implement utilizing AISG assets. It is agreed that AISG will not charge for the usage of such assets, but only the hard costs for the build out of such programs. Those costs incurred by Moko will be deducted as outlined below from the gross revenue as part of the net revenue calculation.

15. Compensation –AISG will be paid a royalty for the revenue earned by Moko for the ACIS schools that sign up for the MISN. Such payments will be made as long as Moko and AISG have an agreement, and for six (6) months thereafter. The percentage is outlined as follows: [**] of the net revenue received. Upon signing by both parties to this binding agreement, Moko will pay AISG an initial advance against future revenue share a one-off payment of USD$100,000.

The following three items will be reduced from the gross revenue to create the net revenue. AISG will then be paid the royalty listed above on the net revenue figure on a monthly basis.

—	Sales / Data Hosting – This is the direct hard costs related to selling (via affiliates and media agencies) and data hosting services (outside OPEX). The costs are estimated to be approximately [**] of total revenues, however all costs of sales including hosting charges will be fully disclosed to AISG. MOKO guarantees that COS will NOT include any of MOKO’s corporate overheads or general administrative expenses. Further, data hosting costs or any other payments to affiliates of MOKO shall be no greater than would be paid to third parties.
—	Third Party Consulting – The consulting fees that will be paid to the pre-approved third party consultant (Oestreicher) or in the future any other consultant in a similar role, up to $ [**] per month.
—	Promotional Costs – Specific costs that are charged by AISG for the build out of promotional programs within the assets that AISG owns or provides.
—	Audits – There will be an annual audit by a third party CPA selected by AISG to verify the Moko costs associated with those attributed to the net revenue. The costs of the audit will be paid in full from the net revenue or by Moko if net revenue does not exceed the costs of the annual audit. AISG reserves the right for one (1) incremental third party review of the net revenue costs per fiscal year at the cost of the revenue share.

15. Payments – Moko agrees to provide a royalty report to AISG on a monthly basis. If positive revenue is earned such royalty payment will be made to AISG on the 21st of the proceeding month.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

16. Options – Moko will grant to AISG (which may be exercisable by the members of AISG) the following options:

—	MOKO will grant AISG 1 million options to be priced at the 7 day VWAP value of our ASX share price at the time of our listing on Nasdaq, or 10c, whichever is the lower.
—	MOKO will grant AISG the right to buy up to $250k of MOKO stock each year, for the duration of the agreement, at a 20% discount to market. AISG will have 60 days in which to exercise that option each year.
—	MOKO will grant AISG the right to buy up $500k of MOKO stock in the “insider round” for the capital raise in conjunction with our planned Nasdaq listing on the same favorable terms as the insiders.

17. Termination for Cause – AISG will have the right, but not the obligation, to terminate the agreement with Moko as follows:

(1)    Digital Tool and Platform Development. Moko agrees to develop a ‘best of class’ digital tool for the collegiate intramural sports market. The tool will be built with recommendations from select ACIS schools and such schools will need to approve the product. It is understood that the digital tool must be completed not later than one (1) year from the commencement of the agreement. The tool also must be approved for usage by ACIS schools within that time frame. AISG may terminate the agreement if Moko fails to deliver an acceptable digital tool within the one (1) year from the commencement of the agreement.

(2)   Minimum Net Revenue. AISG may terminate the agreement if Moko fails to meet the following net revenue figures.

—	Moko will secure $[**] in net revenue by the conclusion of year one (1).
—	Moko will secure $ [**] in net revenue during year two (2).
—	Moko will secure $ [**] in net revenue during year three (3).

In addition, the parties will agree to specific quarterly benchmarks based on the Scope of Work (SOW) with details TBD.

(3)   Breach by Moko. AISG may terminate the agreement if Moko fails to make any payment or perform any of its other duties or obligations under the agreement when and as due which is not cured within thirty (30) days after receipt of notice thereof from AISG. If the cure is not satisfactorily met by Moko as determined by AISG, the agreement termination for cause will be from the 31st day of the notification of non-performance.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

(4)       Failure to Agree on Consultant. AISG may terminate the agreement if AISG and Moko fail to agree on a replacement in the event that Oestreicher is terminated or resigns.

(5)       Bankruptcy, etc.... AISG may terminate the agreement if means any case, action or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency or receivership law or any dissolution or liquidation proceeding commenced by or against Moko and, if such case, action or proceeding is not commenced by Moko, such case or proceeding shall be consented to or acquiesced in by Moko or not dismissed within sixty (60) day.

18. Effect of Termination – If mutual agreement cannot be reached after the thirty (30) day negotiation period following notice of non-renewal under point two (2) or if AISG terminates the agreement for cause pursuant to point seventeen (17), Moko’s and its affiliates’ access to ACIS schools will be immediately terminated. Moko and its affiliates will not provide the MISN tool to AISG member schools for a period of eighteen (18) months following termination and will not solicit or otherwise communicate with the ACIS schools during such period. However the parties agree to a six (6) month wind down as it relates to the revenue share under the terms of the agreement. The wind down will be triggered from the date that such termination is presented to the other party.

19. Governing Law, Jurisdiction. The agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The parties agree that state or federal courts sitting in the Borough of Manhattan, City of New York in the State of New York, United States, shall have exclusive jurisdiction over the parties with respect to any disputes arising under the agreement and each party waives any jurisdictional, venue, or inconvenient forum objections to such courts.

It is understood by both parties that this letter of Agreement and its terms and intent shall be considered binding. AISG may have its legal counsel draft a more detailed contract that reflects the specific terms and spirit of this agreement, and Moko agrees to negotiate in good faith additional terms that are not inconsistent with the intent of this agreement; however Moko accepts this letter as a legal commitment to the arrangement between Moko and AISG and will commence work of the MISN development immediately on both parties signing this letter.

Accepted and Agreed:

/s/ Ian Rodwell	/s/ Ian Leopold
Ian Rodwell, CEO and Managing Director	Ian Leopold, President
MOKO.mobi Limited	American Intramural Sports Group LLC

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

Addendum

Moko Digital Tool Build Out

Scope of Work / Project Schedule

March 4, 2013

It is understood that American Collegiate Intramural Sports (“AISG”), in conjunction with David Oestreicher Consulting (“DOC”), will consult and strategize with Moko Mobi (“Moko”) to develop, promote and secure official placement and licensing agreements for the mobile collegiate intramural tools that Moko is creating and developing. This will be done under a specific Scope of Work that is outlined below in Phases.

The parties agree that they will meet no less often than quarterly to set specific milestones for the development of the digital tool and the implementation of the digital tool and mobile platform.

Phase I – AISG Overview

This phase of the agreement will provide representatives of Moko with key learnings of AISG and its affiliates, as well as the previous partnerships of AISG’s affiliates in the space.

Term - Execution to March 31, 2013

1.	DOC provides an overview of all the schools that are currently part of the ACIS network.

2.	DOC will provide an overview of the promotional assets that AISG and its affiliates have at ACIS schools and how promotional elements from those assets can be utilized and implemented by Moko.

3.	DOC will provide an overview of what ACIS schools are doing in the intramural space as it relates to online and mobile assets at each school (competitive analysis).

4.	DOC will assist in the development of the tools that are being built by Moko. This incudes the following action steps:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

o	Introduction / Meeting with Moko development team
o	Provide key learnings from previous partnerships in the space
o	Establish essential elements to be included in the Mobile Tools
o	Assist development team with interviews with key beta schools
o	Develop a timeline that allows for testing of the Mobile Tools and implementation for Fall 2013 in Beta selected schools.

Phase II – Development of Beta Program

The Beta program is the initial foray into the collegiate intramural market by Moko. This is the due diligence portion of the program which will help Moko to determine the best entry points.

Term - April 1 to August 31, 2013 (Selection of 10 Beta schools)

1.	Due diligence - Recommendation of the best programs for the Beta testing based on relationships and statistics:

o	DOC with AISG nominates 15 superior intramural collegiate programs in the ACIS network for the first Beta program
o	Moko in conjunction with DOC makes the selection of 10 intramural collegiate programs with 5 alternates
o	DOC with AISG recommends 1 or 2 star schools as part of the initial 10 schools for introductions and assistance in testing the mobile tools as they are being built
o	DOC participates in and reviews the build out of the technology tools during development
o	DOC creates a template strategy for Moko to sign the 10 schools for the Beta test program - including the build out of a presentation deck
o	DOC with AISG to secure meetings and appropriate introductions with the 10 selected test schools and 5 alternates, if needed
o	Moko with DOC sets up the implementation of the Intramural Mobile Network program

Phase III – Implementation of Beta Program

After the initial Beta schools are selected they will be strategically ranked and labeled to determine the process for implementation. The implementation strategy and mobile tool build is outlined below.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

Term - September 1 to December 31, 2013

1.	DOC with AISG determines the time line for the implementation to the schools and the ranking order for implementing each Beta selected school.

2.	DOC to outline the current situation with the schools social media and web properties and how Moko can integrate into the existing elements the school has or determine what needs to be built out.

3.	DOC with AISG to setup meetings via phone after introduction / training via webinar.

4.	DOC with AISG to assist Moko in developing and signing licensing agreements between each individual school and Moko. Agreements will be put in place in advance of implementation.

5.	Moko develops and provides software and tools that are used for free by the intramural program at the schools.

6.	DOC with AISG to work with schools and Moko to determine how to include Moko into the existing infrastructure and intramural website at each school. This could be a link or imbedded and Moko will evaluate the best-case scenario for each school.

7.	DOC with AISG to evaluate how the schools are directing traffic to determine promotions - business opportunity. The most important aspect of the tool is that this is the information the students have to view.

8.	Moko to create tech support that will service all of the schools.

9.	Moko to determine with AISG and DOC the possibility and structure of a national network or hub for all intramurals where all member colleges can go to see results and content. Outline differences for localized versus nationalized.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

MOKO.mobi Limited
ACN 111 082 485
ASX:MKB

T: +61 2 9299 9690
F: +61 2 9299 9629
Suite 4 Level 9 341 George Street
Sydney, NSW, 2000, Australia

Website: www.mokosocialmedia.com
Email: contact@moko.mobi

Phase IV – Development and Implementation of Pilot Program

The success of the Beta program will lead into the development of the Pilot program. The steps for expanding the program will be similar to the Beta program, but the number of schools will be increased to at least 25 intramural collegiate programs.

Term - January 1 to May 31, 2014

1.	DOC creates a strategy with Moko for rolling out the program nationally

2.	DOC assists in the build out of a pitch deck for the expanded program

3.	DOC with AISG makes the appropriate introductions to the new ACIS school

4.	DOC with AISG to aid Moko in the implementation